UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2004

Zhone Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32743	22-3509099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7001 Oakport Street Oakland, California	94621
(Address of principal executive offices)	(Zip Code)

(510) 777-7000

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On April 22, 2004, Zhone Technologies, Inc., a Delaware corporation (“Zhone”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sorrento Networks Corporation, a Delaware corporation (“Sorrento”), and Selene Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Zhone (“Merger Sub”). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Sorrento, with Sorrento surviving as a wholly-owned subsidiary of Zhone (the “Merger”). At the effective time of the Merger, each outstanding share of Sorrento common stock will be exchanged for 0.9 of a share of Zhone common stock, and each option, warrant and other security exercisable or convertible into shares of Sorrento common stock will be assumed by Zhone. The Merger, which is structured to qualify as a tax-free reorganization, is subject to the approval of the stockholders of both Zhone and Sorrento and other customary closing conditions. The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Zhone issued a press release dated April 22, 2004, which is filed as Exhibit 99.2 hereto and incorporated herein by reference, announcing the execution of the Merger Agreement.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Agreement and Plan of Merger by and among Zhone Technologies, Inc., Selene Acquisition Corp. and Sorrento Networks Corporation, dated as of April 22, 2004.

99.2	Press Release of Zhone Technologies, Inc. dated April 22, 2004 regarding the proposed merger.

99.3	Voting Agreement by and among Zhone Technologies, Inc., Selene Acquisition Corp. and certain stockholders of Sorrento Networks Corporation, dated as of April 22, 2004.

99.4	Voting Agreement by and among Sorrento Networks Corporation and certain stockholders of Zhone Technologies, Inc., dated as of April 22, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zhone Technologies, Inc.
Date: April 22, 2004
	By:	/s/ Morteza Ejabat
Morteza Ejabat Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description

99.1	Agreement and Plan of Merger by and among Zhone Technologies, Inc., Selene Acquisition Corp. and Sorrento Networks Corporation, dated as of April 22, 2004.

99.2	Press Release of Zhone Technologies, Inc. dated April 22, 2004 regarding the proposed merger.

99.3	Voting Agreement by and among Zhone Technologies, Inc., Selene Acquisition Corp. and certain stockholders of Sorrento Networks Corporation, dated as of April 22, 2004.

99.4	Voting Agreement by and among Sorrento Networks Corporation and certain stockholders of Zhone Technologies, Inc., dated as of April 22, 2004.

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